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                                                                      Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KeyCorp 1997 Stock Option Plan for Directors of our report dated January 13, 1998, with respect to the consolidated financial statements of KeyCorp, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
April 1, 1998